Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard F. Welch, Chairman of the Board of Directors, President and Chief Executive Officer of the managing general partner, Prudential-Bache Properties, Inc. (the “Managing General Partner”), of Prudential-Bache/Watson & Taylor, Ltd.-2 (the “Partnership”), hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Partnership’s Quarterly Report on Form 10-Q for the period ending March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Richard F. Welch
Richard F. Welch Chairman of the Board of Directors, President and Chief Executive Officer of the Managing General Partner May 15, 2007